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                              EXHIBIT 23(i)(II)(1)

                                     DECHERT
                             TEN POST OFFICE SQUARE
                        BOSTON, MASSACHUSETTS 02109-4603






December 30, 2002


Eclipse Funds
51 Madison Avenue
New York, NY 10010

        Re:    Eclipse Funds

Ladies and Gentlemen:

        We have acted as counsel for Eclipse Funds ("Trust") and its series, Eclipse Ultra Short Duration Fund, Eclipse Balanced Fund, Eclipse Mid Cap Value Fund, and Eclipse Small Cap Value Fund (collectively, the "Funds"), and are familiar with the Trust's registration statement with respect to the Funds under the Investment Company Act of 1940, as amended, and with the registration statement relating to the offer and sale of its "L Class" shares under the Securities Act of 1933, as amended (the "Registration Statement"). The Trust is organized as a business trust under the laws of Massachusetts. The authorized "L Class" shares of beneficial interest of the Funds are hereinafter referred to as the "Shares."

        We have examined the Trust's Declaration of Trust, as amended, and other materials relating to the authorization and issuance of the Shares, Post-Effective Amendment No. 26 to the Registration Statement, and such other documents and matters as we have deemed necessary to enable us to give this opinion.

        Based upon the foregoing, we are of the opinion that the Shares proposed to be sold pursuant to Post-Effective Amendment No. 26 to the Registration Statement, when it is made effective by the Securities and Exchange Commission ("SEC"), will have been validly authorized and, when sold in accordance with the terms of such Amendment and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares of the Funds, as described in Post-Effective Amendment No. 26 to the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

        We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 26 to the Registration Statement, to be filed with the SEC in connection with the continuous offering of the Shares, as indicated above, and to references to our firm, as counsel to the Trust, in the Funds' prospectus



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Eclipse Funds
December 30, 2002
Page 2






Statement of Additional Information to be included in Post-Effective Amendment No. 26 to the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.


                                            Very truly yours,



                                            /s/ Dechert